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                                  [LETTERHEAD]





                                December 2, 1997



Board of Directors
New Frontier Media, Inc.
1050 Walnut Street
Suite 301
Boulder, CO 80302

     RE: LEGALITY OF SECURITIES BEING OFFERED PURSUANT
         TO REGISTRATION STATEMENT ON FORM SB-2

Gentlemen:

     This firm has acted as corporate counsel to you (the "Company") in connection with the Registration Statement on Form SB-2 (Registration No. 333-35337, hereinafter the "Registration Statement") pertaining to the registration of up to 1,725,000 units (the "Units"), each Unit consisting of one share (the "Shares") of the Company's common stock, $.001 par value (the "Common Stock") and one Redeemable Common Stock Purchase Warrant (the "Warrants"), being offered by the Company, up to 225,000 additional Units being registered for sale pursuant to an overallotment option (the "Overallotment Option"), and an additional 150,000 shares of Common Stock to be issued upon exercise of the underwriter's warrant (the "Underwriter's Warrant"), the terms of which are set forth in an exhibit to the Registration Statement.

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion and consent. For purposes of this opinion and consent, we have assumed the authenticity of all documents submitted to us as copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company.

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Board of Directors
New Frontier Media, Inc.
December 2, 1997
Page 2

     Based on the foregoing, we are of the opinion that:

     (1) The Company is a corporation validly existing and in good standing under the laws of the State of Colorado.

     (2) The Shares and the shares of Common Stock issuable upon exercise of the Warrants, the Underwriter's Warrant and the additional Warrants included in the Overallotment Option, have been duly authorized and when they are issued pursuant to the terms set forth in the Registration Statement will be validly issued, fully paid and non-assessable.

     We hereby consent to the reference to this firm in the Registration Statement, under the heading "LEGAL MATTERS," and further consent to the filing of this option and consent as Exhibits 5.01 and 23.03 thereto.

                                  Yours truly,

                                  KRAUSMAN, L.L.C.
                                  /s/ Kent D. Krausman
                                  Kent D. Krausman